Exhibit 24.2

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Virginia M. McDowell, Dale R. Black and Edmund L. Quatmann, Jr., and each of them, with full power to act without the other, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement (Form S-4 No. 333-187461) and to file the same, with exhibits thereto, and any and all documents in connection therewith, with the U.S. Securities and Exchange Commission, or with any other regulatory authority, and hereby grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

Chief Executive Officer, President and Manager
/s/ Virginia M. McDowell	(Principal Executive Officer)	April 25, 2013
Virginia M. McDowell	—IOC-PA, L.L.C.

Chief Financial Officer and Manager
/s/ Dale R. Black	(Principal Financial and Accounting Officer)	April 25, 2013
Dale R. Black	—IOC-PA, L.L.C.